UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2014

Tutor Perini Corporation

(Exact name of registrant as specified in its charter)

____________________

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 362-8391

None

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

At the 2014 Special Meeting of Shareholders (“Special Meeting”) for the Tutor Perini Corporation (the “Company”) held on November 12, 2014, the Company’s shareholders voted on and approved one proposal regarding the Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan (the “Plan”), which adds 1,600,000 shares of the Company’s Common Stock to the reserve available for new awards, specifies the Section 162(m) performance goals and annual grant limitations, and extends the term of the Plan for 10 years.  The foregoing description is qualified in its entirety by the description of the proposal contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 2, 2014, which is incorporated by reference herein.

The Company’s shareholders cast their votes with respect to the Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan as set forth below:

Proposal 1: Approval of the Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan	Votes For	Votes Against	Abstentions	Uncast
	38,180,132	4,346,382	160,445	0

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

Exhibit 10.1

Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan (as amended on October 2, 2014 and included as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 2, 2014, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: November 13, 2014	By: /s/William B. Sparks
William B. Sparks Executive Vice President and Corporate Secretary and Treasurer